     Form N-CSR Item 12(c) Exhibit
Dear Eaton Vance Fund Shareholder:
This notice provides shareholders of the Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (NYSE: ETW) with important information concerning the distribution declared in March 2011. You are receiving this notice as a requirement of the Fund’s managed distribution plan (Plan). The Board of Trustees approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the March distribution. It is not determinative of the tax character of the Fund’s distributions for the 2011 calendar year.
The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Distribution Period: March 2011
Distribution Amount per Common Share: $0.3024
The following table sets forth an estimate of the sources of the Fund’s March distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund

			Cumulative	% of the Cumulative
	Current	% of Current	Distributions for the	Distributions for the Fiscal
Source	Distribution	Distribution	Fiscal Year-to-Date[1]	Year-to-Date[1]

Net Investment Income	$0.0429	14.2%	$0.0429	14.2%
Net Realized Short-Term Capital Gains	$0.0245	8.1%	$0.0245	8.1%
Net Realized Long-Term Capital Gains	$0.0130	4.3%	$0.0130	4.3%
Return of Capital or Other Capital Source(s)	$0.2220	73.4%	$0.2220	73.4%

Total per common share	$0.3024	100.0%	$0.3024	100.0%

[1]	The Fund’s fiscal year is January 1, 2011 to December 31, 2011
IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and/or tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the 5-year period ended on February 28, 2011[1]	7.42%
Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2011[2]	8.69%
Cumulative total return at NAV for the fiscal year through February 28, 2011[3]	4.50%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of February 28, 2011[4]	0.00%

[1]	Average annual total return at NAV represents the simple arithmetic average of the annual NAV total returns of the Fund for the 5-year period ended on February 28, 2011.

[2]	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of February 28, 2011.

[3]	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to February 28, 2011 including distributions paid and assuming reinvestment of those distributions.

[4]	Cumulative fiscal year distribution rate for the period from the beginning of its fiscal year to February 28, 2011 measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of February 28, 2011.
If you have any questions regarding this information, please contact your investment advisor or an Eaton Vance Investor Services associate at 1-800-262-1122. Our associates are available to assist you Monday-Friday 8:00 a.m. to 6:00 p.m., Eastern Time.

NOTE: This correspondence is for informational purposes only and should not be relied upon to project the tax character of actual Fund distributions for the 2011 calendar year.
NO ACTION IS REQUIRED ON YOUR PART.
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
March 31, 2011

     Form N-CSR Item 12(c) Exhibit
Dear Eaton Vance Fund Shareholder:
This notice provides shareholders of the Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (NYSE: ETW) with important information concerning the distribution declared in June 2011. You are receiving this notice as a requirement of the Fund’s managed distribution plan (Plan). The Board of Trustees approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the June distribution. It is not determinative of the tax character of the Fund’s distributions for the 2011 calendar year.
The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Distribution Period: June 2011
Distribution Amount per Common Share: $0.3024
The following table sets forth an estimate of the sources of the Fund’s June distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund

			Cumulative	% of the Cumulative
	Current	% of Current	Distributions for the	Distributions for the Fiscal
Source	Distribution	Distribution	Fiscal Year-to-Date[1]	Year-to-Date[1]

Net Investment Income	$0.0559	18.5%	$0.0988	16.3%
Net Realized Short-Term Capital Gains	$0.1473	48.7%	$0.1718	28.4%
Net Realized Long-Term Capital Gains	$0.0992	32.8%	$0.1122	18.6%
Return of Capital or Other Capital Source(s)	$0.0000	0.0%	$0.2220	36.7%

Total per common share	$0.3024	100.0%	$0.6048	100.0%

[1]	The Fund’s fiscal year is January 1, 2011 to December 31, 2011
IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and/or tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the 5-year period ended on May 31, 2011[1]	7.42%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2011[2]	8.66%
Cumulative total return at NAV for the fiscal year through May 31, 2011[3]	7.46%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of May 31, 2011[4]	2.16%

[1]	Average annual total return at NAV represents the simple arithmetic average of the annual NAV total returns of the Fund for the 5-year period ended on May 31, 2011.

[2]	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of May 31, 2011.

[3]	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to May 31, 2011 including distributions paid and assuming reinvestment of those distributions.

[4]	Cumulative fiscal year distribution rate for the period from the beginning of its fiscal year to May 31, 2011 measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of May 31, 2011.
If you have any questions regarding this information, please contact your investment advisor or an Eaton Vance Investor Services associate at 1-800-262-1122. Our associates are available to assist you Monday-Friday 8:00 a.m. to 6:00 p.m., Eastern Time.
NOTE: This correspondence is for informational purposes only and should not be relied upon to project the tax character of actual Fund distributions for the 2011 calendar year.
NO ACTION IS REQUIRED ON YOUR PART.
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
June 30, 2011